Exhibit 23.1

CONSENT OF INDEPENDENT APPRAISER

           We consent to the reference to us in this quarterly report on Form 10-Q for the quarterly period ended August 31, 2001, which is incorporated by reference into Palm, Inc.’s Registration Statement on Form S-4, as amended.

/s/ Chris Carneghi
Chris Carneghi, MAI
Certified General Real Estate Appraiser
Sate of California No. AG001685
CARNEGHI BAUTOVICH & PARTNERS, INC.

San Jose, California
October 12, 2001